                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autodesk, Inc. 1996 Stock Plan, the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan and the Autodesk, Inc. Nonstatutory Stock Option Plan of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
August 17, 2001